Exhibit 10.25

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      The Employment Agreement (the "Agreement") of Stephen Duerk dated as of May 18, 2001, is hereby amended as follows:

      1.    Section 9.1 of the Agreement is hereby amended to read as follows:

            "9.1 The Employee agrees that during the Non-Competition Period (as defined in Section 9.4 below), without the prior written consent of the Company: (a) he shall not, within the Territory (as defined in Section 9.5 below), directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than two (2%) percent holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in the manufacture or sale of automotive airbag products competitive with the Company; and (b) he shall not, within the Territory (as defined in Section 9.5 below), on behalf of any competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company or its Affiliates."

      2. All other provisions of the Agreement are hereby confirmed and ratified.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment to the Agreement as of the 29th day of September, 2003.

                                SAFETY COMPONENTS INTERNATIONAL, INC.


                                By: /s/ Mary Jones
                                   ------------------------------


                                /s/ Stephen Duerk
                                ---------------------------------
                                Stephen Duerk

Figure 1 - Exhibit 10.25